Exhibit 23(c)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 21, 2024 relating to the financial statements of Northern States Power Company and subsidiaries, a Wisconsin corporation, appearing in the Annual Report on Form 10-K of Northern States Power Company, a Wisconsin corporation, for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
April 18, 2024